UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 17, 2004

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin	53222
(Address of Principal Executive Offices)	(Zip Code)

(414) 259-5333

(Registrant’s telephone number, including area code)

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 17, 2004, Briggs & Stratton Corporation completed the redemption of its 5% Convertible Senior Notes due 2006 (“Notes”), $140.0 million aggregate principal amount, as previously announced on March 16, 2004. With the exception of $22,000 principal amount of Notes which were redeemed, all holders exercised their conversion rights prior to the redemption date, and were issued 2,825,363 shares of Briggs & Stratton Corporation common stock from shares held in treasury.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: May 18, 2004	By:	/s/ James E. Brenn
James E. Brenn
Senior Vice President and Chief Financial Officer
Duly Authorized Officer